As filed with the Securities and Exchange Commission on March 10, 2010

Registration No. 333-158494

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Advanced Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2854	30-0296543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1440 Davey Road

Woodridge, Illinois 60517

(630) 739-6744

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael T. Flavin, Ph.D.

Chairman and Chief Executive Officer

Advanced Life Sciences Holdings, Inc.

1440 Davey Road

Woodridge, Illinois 60517

(630) 739-6744

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Cabell Morris, Jr., Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public:

Not applicable.  This post-effective amendment terminates the registration statement and removes from registration the securities that remain unsold thereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

REMOVAL OF UNSOLD SECURITIES AND

TERMINATION OF REGISTRATION STATEMENT

Advanced Life Sciences Holdings, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-3 (Registration No. 333-158494) (the “Registration Statement”), which was declared effective on April 15, 2009.  Pursuant to the undertakings of the Company set forth in Part II of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the Registration Statement and remove from registration the shares of common stock and other securities that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 10th day of March, 2010.

ADVANCED LIFE SCIENCES HOLDINGS, INC.
(Registrant)

By:	/s/ Michael T. Flavin

Name:	Michael T. Flavin
Title:	Chairman and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act.